UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2022

Change Healthcare Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38961	82-2152098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 Church Street, Suite 1400
Nashville, Tennessee 37219
(Address of Principal Executive Offices) (Zip Code)

(615) 932-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHNG	The Nasdaq Stock Market LLC
6.00% Tangible Equity Units	CHNGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on January 5, 2021, Change Healthcare Inc. (the “Company”) entered into an Agreement and Plan of Merger with UnitedHealth Group Incorporated (“UnitedHealth Group”), pursuant to which UnitedHealth Group will acquire the Company (the “Merger”), and on August 7, 2021, the Company and UnitedHealth Group entered into a timing agreement (the “Timing Agreement”) with the U.S. Department of Justice (the “DOJ”) in connection with the DOJ’s review of the Merger, which Timing Agreement was subsequently amended on November 1, 2021 to provide, in part, that the Company and UnitedHealth Group will not consummate the Merger before 12:01 a.m. Eastern Time on February 22, 2022, unless they have received written notice from the DOJ prior to such date that the DOJ has closed its investigation of the Merger.

The Timing Agreement also provides that UnitedHealth Group and the Company will provide the DOJ with ten days’ notice before the consummation of the Merger, during which time the DOJ may seek to block the consummation of the Merger through the filing of a lawsuit. Effective February 17, 2022, UnitedHealth Group and the Company provided such notice to the DOJ. Accordingly, the DOJ now has until February 27, 2022 to initiate litigation to block the consummation of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE INC.

By:	/s/ Loretta A. Cecil
Name:	Loretta A. Cecil
Title:	Executive Vice President, General Counsel

Date: February 18, 2022